CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of First National Power Corporation, a Delaware corporation (the "Company"), on Form 10-QSB for the quarter ending June 30, 2007 as filed with the Securities and Exchange Commission (the "Report"), I, Peter Wanner, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the _____ day of August, 2007.

 /s/ Peter Wanner

____________________

Peter Wanner

Dated: August 6, 2007